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EXHIBIT 23.1 CONSENT OF WEED & Co. LLP TO USE OF OPINION

WEED & CO., LLP
4695 MacARTHUR COURT, SUITE 1430, NEWPORT BEACH, CALIFORNIA 92660-2164
TELEPHONE (949) 475-9086 FACSIMILE (949) 475-9087

February 9, 2004

Board of Directors
Centiv Inc.
998 Forest Edge Drive
Vernon Hills, IL 60061

  Re:
  Form S-8 Registration Statement

Gentlemen:

        We hereby consent to the filing of our opinion dated February 9, 2004 herewith as an Exhibit to the Form S-8 Registration Statement to be filed by Centiv, Inc.

        I further consent to the reference to me and my opinion under the caption "Legal Opinion and Experts" in the Prospectus.

Very truly yours,

/s/ Weed & Co. LLP
Weed & Co. LLP

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  EXHIBIT 23.1 CONSENT OF WEED & Co. LLP TO USE OF OPINION